PROSPECTUS SUPPLEMENT                      This Prospectus Supplement,
FOR THE PERIOD ENDING                      filed pursuant to Rule 424(b)(3),
JUNE 30, 1997 TO                           relates to Registration Statement
PROSPECTUS DATED                           No. 33-55010-01 and the
DECEMBER 14, 1992                          Prospectus dated December 14, 1992






                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 15, 1997


                           DISCOVER CARD TRUST 1992 B
                           --------------------------
             (Exact name of registrant as specified in its charter)


Delaware                         0-21186               Not Applicable
--------                         -------               --------------
(State of                        (Commission           (IRS Employer
organization)                    File Number)          Identification No.)


c/o Discover Receivables Financing Group, Inc.
12 Read's Way
New Castle, Delaware                                      19720
-----------------------------------------------------------------
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code: (302) 323-7826


                               Not Applicable
                     ----------------------------------
        (Former name or former address, if changed since last report)


                                  Page 1 of 13
                         Index to Exhibits is on page 4

Item 5. Other Events

On July 15, 1997 the Registrant made available the Monthly Certificateholders' Statement for the Due Period of June 1997, which is attached as Exhibit 21 hereto.

Item 7.  Financial Statements and Exhibits

(c) Exhibits


Exhibit No.       Description
21                Monthly Certificateholders' Statement for Discover Card Trust
                  1992 B related to the Due Period ending June 30, 1997.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                           DISCOVER CARD TRUST 1992 B
                                  (Registrant)

                           By: DISCOVER RECEIVABLES FINANCING
                               GROUP, INC.
                               as originator of the Trust


                           By:       Birendra Kumar
                               -------------------------------
                               Birendra Kumar
                               Vice President and Treasurer


Date: July 15, 1997

                                 EXHIBIT INDEX


Exhibit No.        Description
-----------        -----------
21                 Monthly Certificateholders' Statement for Discover Card
                   Trust 1992 B related to the Due Period ending June 30, 1997.